Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR FIRST QUARTER FISCAL 2015

AND INCREASES FULL-YEAR EARNINGS GUIDANCE

Diluted EPS Increased 16.4% over Adjusted EPS in the Prior Year Quarter

Positive Comparable Store Traffic, Restaurant and Retail Sales in the Quarter

LEBANON, Tenn. – November 25, 2014 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the first quarter of fiscal 2015 ended October 31, 2014.

First-Quarter Fiscal 2015 Highlights

•	Compared to the prior year first quarter, comparable store traffic increased 0.8%, comparable store restaurant sales increased 3.3% and comparable store retail sales increased 6.1%.

•	Twelfth consecutive quarter of outperformance of the Knapp-TrackTM casual-dining index.

•	Operating income margin was 8.1% of total revenue compared to operating income of 6.8% in the prior year quarter, or 7.2% when adjusted for proxy contest expenses. (See non-GAAP reconciliation below.)

•	Earnings per diluted share were $1.42 compared to EPS of $1.14 in the prior year quarter. Adjusted for the impact of proxy contest expenses in the prior year, earnings per diluted share increased 16.4%.

Commenting on the first-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We are pleased with our first quarter results. We believe that our continued focus on enhancing the guest experience and operational improvements is reflected in the increase in comparable store traffic and sales, and in our operating margin. We saw meaningful progress during the quarter on our fiscal 2015 priorities and are confident that our focus on these initiatives will continue to positively impact the year’s results.”

First-Quarter Fiscal 2015 Results

Revenue

The Company reported total revenue of $683.4 million for the first quarter of fiscal 2015, representing an increase of 5.3% over the first quarter of the prior year. Comparable store restaurant sales increased 3.3%, including a 2.5% increase in average check. The average menu price increase for the quarter was approximately 2.1%. Comparable store retail sales increased 6.1% for the quarter. The Company opened two new Cracker Barrel stores during the quarter.

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Cracker Barrel Reports First Quarter Results

November 25, 2014

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of August, September and October and for the first quarter were as follows:

	August	September	October	First Quarter
Comparable restaurant traffic	0.0%	0.8%	1.5%	0.8%
Average check	3.1%	1.8%	2.4%	2.5%
Comparable restaurant sales	3.1%	2.6%	3.9%	3.3%
Comparable retail sales	6.4%	6.8%	5.3%	6.1%

Operating Income

Operating income in the first quarter was $55.4 million, or 8.1% of total revenue. GAAP operating income in the prior year quarter was 6.8% of total revenue, or 7.2% when adjusted for the impact of proxy contest expenses. As a percentage of total revenue, reductions in labor and related expenses, store operating expenses, and general and administrative expenses were partially offset by an increase in cost of goods sold.

Diluted Earnings per Share

Earnings per diluted share in the first quarter of fiscal 2015 were $1.42, compared to GAAP earnings per diluted share of $1.14 in the prior year quarter. Adjusted for the impact of proxy contest expenses in the prior year quarter, earnings per diluted share increased 16.4%.

Fiscal 2015 Outlook

Based upon year-to-date financial performance, recent trends and current estimates, the Company raised its full-year earnings guidance. For fiscal 2015, the Company now expects total revenue of approximately $2.8 billion, an operating income margin of between 8.0% and 8.5%, and earnings per diluted share of between $5.95 and $6.10. The revenue projection for fiscal 2015 reflects the expected opening of six or seven new Cracker Barrel stores and projected increases in comparable store restaurant and retail sales in a range of 2.5% to 3.5%. The Company’s projections are based upon expected food commodity inflation of approximately 4.0% to 4.5% for the year; depreciation expense between $71 million and $73 million; and net interest expense between $17 million and $18 million. The Company expects an effective tax rate of between 32% and 33%, which assumes that the Work Opportunity Tax Credit (WOTC) is not renewed. The Company expects capital expenditures during fiscal 2015 to be between $100 million and $110 million.

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Cracker Barrel Reports First Quarter Results

November 25, 2014

The Company expects to report earnings per diluted share for the second quarter of 2015 of between $1.50 and $1.60. The Company reminds investors that its outlook for fiscal 2015 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2015 First-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on November 25, 2014, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through December 9, 2014.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 634 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2015 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our

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Cracker Barrel Reports First Quarter Results

November 25, 2014

substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Results

November 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
			Percentage
	10/31/2014	11/1/2013	Change
Total revenue	$683,428	$649,141	5%
Cost of goods sold	222,295	205,929	8

Gross profit	461,133	443,212	4
Labor and other related expenses	242,327	236,747	2
Other store operating expenses	130,172	125,341	4

Store operating income	88,634	81,124	9
General and administrative expenses	33,192	36,887	(10)

Operating income	55,442	44,237	25
Interest expense	4,424	4,407	0

Pretax income	51,018	39,830	28
Provision for income taxes	16,994	12,670	34

Net income	$34,024	$27,160	25

Earnings per share – Basic:	$1.43	$1.14	25

Earnings per share – Diluted:	$1.42	$1.14	25

Weighted average shares:
Basic	23,862,195	23,817,436	0
Diluted	24,001,438	23,925,088	0

Ratio Analysis
Total revenue:
Restaurant	80.0%	80.4%
Retail	20.0	19.6

Total revenue	100	100
Cost of goods sold	32.5	31.7

Gross profit	67.5	68.3
Labor and other related expenses	35.5	36.5
Other store operating expenses	19.0	19.3

Store operating income	13.0	12.5
General and administrative expenses	4.9	5.7

Operating income	8.1	6.8
Interest expense	0.6	0.7

Pretax income	7.5	6.1
Provision for income taxes	2.5	1.9

Net income	5.0%	4.2%

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Cracker Barrel Reports First Quarter Results

November 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	10/31/2014	11/1/2013
Assets
Cash and cash equivalents	$105,851	$57,542
Accounts receivable	15,672	16,730
Property held for sale	0	883
Inventory	177,741	173,296
Prepaid expenses	16,603	15,913
Deferred income taxes	6,613	4,315
Property and equipment, net	1,041,206	1,026,185
Other long-term assets	60,341	59,719

Total assets	$1,424,027	$1,354,583

Liabilities and Shareholders’ Equity
Accounts payable	$92,401	$93,694
Other current liabilities	237,931	205,487
Long-term debt	368,750	393,750
Interest rate swap liability	5,388	11,298
Other long-term obligations	124,365	117,392
Deferred income taxes	57,031	57,111
Shareholders’ equity, net	538,161	475,851

Total liabilities and shareholders’ equity	$1,424,027	$1,354,583

Common shares issued and outstanding	23,905,172	23,795,590

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Cracker Barrel Reports First Quarter Results

November 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited and in thousands)

	Three Months Ended
	10/31/2014	11/1/2013
Cash flows from operating activities:
Net income	$34,024	$27,160
Depreciation and amortization	17,511	16,477
Loss on disposition of property and equipment	2,170	877
Share-based compensation, net of excess tax benefit	772	2,252
(Increase) in inventories	(12,315)	(26,609)
(Decrease) in accounts payable	(6,076)	(16,943)
Net changes in other assets and liabilities	643	(12,445)

Net cash provided by (used in) operating activities	36,729	(9,231)

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(18,419)	(17,122)
Proceeds from sale of property and equipment	1,007	144

Net cash used in investing activities	(17,412)	(16,978)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(6,250)	(1)
(Taxes withheld) proceeds from exercise of share-based compensation awards, net	(4,719)	(8,214)
Excess tax benefit from share-based compensation	1,963	568
Purchases and retirement of common stock	0	(12,473)
Dividends on common stock	(23,821)	(17,847)

Net cash used in financing activities	(32,827)	(37,967)

Net (decrease) in cash and cash equivalents	(13,510)	(64,176)
Cash and cash equivalents, beginning of period	119,361	121,718

Cash and cash equivalents, end of period	$105,851	$57,542

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Cracker Barrel Reports First Quarter Results

November 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	10/31/2014	11/1/2013

Units in operation:
Open at beginning of period	631	624
Opened during period	2	1

Open at end of period	633	625

Total revenue: (In thousands)
Restaurant	$546,707	$521,947
Retail	136,721	127,194

Total revenue	$683,428	$649,141

Cost of goods sold: (In thousands)
Restaurant	$153,418	$142,596
Retail	68,877	63,333

Total cost of goods sold	$222,295	$205,929

Average unit volume: (In thousands)
Restaurant	$864.3	$836.1
Retail	216.2	203.7

Total	$1,080.5	$1,039.8

Operating Weeks	8,223	8,116

Q1 2015 vs. Q1 2014
Comparable store sales period to period increase:
Restaurant	3.3%
Retail	6.1%

Number of locations in comparable store base	621

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Cracker Barrel Reports First Quarter Results

November 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of proxy contest expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	First Quarter ended October 31, 2014
	As Reported	Adjust	As Adjusted

Store operating income	$88,634	$—	$88,634
General and administrative expenses	33,192	—	33,192

Operating income	55,442	—	55,442
Interest Expense	4,424		4,424

Pretax income	51,018	—	51,018
Provision for income taxes	16,994	—	16,994

Net income	$34,024	$—	$34,024

Earning per share - Basic	$1.43	$—	$1.43
Earning per share - Diluted	$1.42	$—	$1.42

	First Quarter ended November 1, 2013
	As Reported	Adjust (1)	As Adjusted

Store operating income	$81,124	$—	$81,124
General and administrative expenses	36,887	(2,824)	34,063

Operating income	44,237	2,824	47,061
Interest Expense	4,407		4,407

Pretax income	39,830	2,824	42,654
Provision for income taxes	12,670	898	13,568

Net income	$27,160	$1,926	$29,086

Earning per share - Basic	$1.14	$0.08	$1.22
Earning per share - Diluted	$1.14	$0.08	$1.22

(1)	Proxy contest costs and related tax effects.

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